                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 27, 1998, on our audits of the financial statements and financial statement schedules appearing in the Joint Annual Report of Starwood Hotels & Resorts (formerly Starwood Lodging Trust) and Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation) on Form 10-K.

                                       PRICEWATERHOUSECOOPERS LLP

Phoenix, AZ
March 4, 1999